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                                                                    Exhibit 21.1

                          Subsidiaries of the Company

                                                                 Jurisdiction of
Subsidiaries                                                       Organization
------------                                                       ------------

Cable Pay Services, Inc.                                              Texas

Cable TV of Andrews, Inc.                                             Texas

Cable T.V. of Central Louisiana, Inc.                                 Texas

Cable TV of La Salle, Inc.                                            Texas

Cable T.V. of Winnsboro, Inc.                                         Texas

Canadian Cablevision Inc.                                             Texas

Costal Plains Cablevision Inc.                                        Texas

Montgomery County CATV Inc.                                           Texas

Television Access, Inc.                                               Texas